Exhibit 99.1

Aspen Aerogels, Inc. Reports First Quarter 2024 Financial Results and Recent Business Highlights

For Immediate Release

$94.5 million in company revenue drove 37% gross profit margins and $12.9 million of Adjusted EBITDA

Raising 2024 baseline Adjusted EBITDA outlook by 83%

Expecting positive net income for 2024

NORTHBOROUGH, Mass., May 1, 2024 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” or the “Company”), a technology leader in sustainability and electrification solutions, today announced financial results for the first quarter of 2024, and discussed recent business developments.

Total revenue for the first quarter of 2024 was $94.5 million, compared to $45.6 million in the first quarter of 2023. Net loss was $1.8 million, compared to a net loss of $16.8 million in the first quarter of 2023. Net loss per share was $0.02, compared to a net loss per share of $0.24 in the first quarter of 2023.

Adjusted EBITDA for the first quarter of 2024 was $12.9 million, compared to $(13.9) million in the first quarter of 2023. A reconciliation of net loss to non-GAAP Adjusted EBITDA is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading "Non-GAAP Financial Measures."

Recent Business Highlights & Quarterly Performance

•	Company revenue of $94.5 million, up 12% quarter-over-quarter (QoQ) and 107% year-over-year (YoY)
-	Thermal Barriers: $65.4 million of revenue, up 23% QoQ and 459% YoY
-	Energy Industrial: $29.1 million of supply constrained revenue, down 7% QoQ and down 14% YoY
•	Energy Industrial segment on path to deliver over $150 million of revenue in 2024, shipped $14.6 million of revenue from our external manufacturing facility in Q1
•	Delivered gross margins of 37%, a 2-percentage point improvement QoQ and 26-percentage point improvement YoY
•	Adjusted EBITDA of $12.9 million, a $3.8 million improvement or 42% QoQ and $26.9 million improvement YoY
•	Operating income of $2.4 million, a $1.1 million improvement or 76% QoQ and $21.3 million improvement YoY
•	Ended first quarter of 2024 with cash and equivalents of $101.5 million
•	Received coveted Automotive News PACE Award for PyroThin® cell-to-cell (C2C) barrier platform; Automotive News’ PACE program is recognized globally as the most prestigious innovation award for automotive suppliers
•	Also presented with a PACE Innovation Partnership Award, recognizing Aspen’s collaboration with General Motors centered on our PyroThin C2C barriers as the thermal runaway solution for GM’s Ultium battery platform

“We continue to execute the transition of our Energy Industrial products to our external manufacturing facility and dedicate our manufacturing plant in East Providence to the production of aerogel for EV thermal barriers. We believe the Q1 results further demonstrate that we have the capability with existing assets and supply arrangements to deliver $650 million of annual revenue with at least 35% gross margins and 25% Adjusted EBITDA margins,” commented Don Young, Aspen’s President and CEO. "We remain deeply engaged with a growing list of automotive OEMs and battery cell manufacturers and have strong conviction that we are providing a unique solution to a very challenging problem. We remain focused on scaling the five OEM awards that we have in hand alongside maximizing our Energy Industrial business.”

Updated 2024 Financial Outlook

Aspen updated its 2024 full year outlook as follows:

($ in millions, except per share amounts)
Metric	Prior 2024 Outlook	Updated 2024 Outlook	Delta	% Improvement
Revenue YoY Growth	>350 47%	>380 59%	30 12%	9% 26%
Adjusted EBITDA	>30	>55	25	83%
Net Income (Loss)	>(23)	>2	25	109%
Earnings Per Share	>(0.30)	>0.03	0.33	109%

The Company's 2024 outlook assumes depreciation and amortization of $30 million, stock-based compensation expense of $14 million, other (income) expense and income tax expense of $9 million, and weighted average shares outstanding of 75.8 million for the full year.

A reconciliation of net loss to non-GAAP Adjusted EBITDA for the 2024 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Ricardo C. Rodriguez, Chief Financial Officer and Treasurer noted, “We added $10 million of revenue quarter over quarter, a 12% increase. More importantly, we increased Adjusted EBITDA by 42% quarter over quarter, to $12.9 million, and operating income increased by 76%, further validating  the scalability of our operations. We are increasingly optimistic about our outlook for the year as our main automotive OEM customers capture their fair share of the EV market, and our Energy Industrial customers benefit from incremental supply through our external manufacturing facility.” Mr. Rodriguez added, “These elements, combined with our team’s continued execution, enable us to raise our 2024 baseline Adjusted EBITDA outlook by 83%, to $55 million on $380 million of revenue, and to anticipate positive net income for the year.”

Aspen may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2024, including those related to the planned capacity expansion, supply chain disruptions, or further cost inflation, that could cause actual results to vary materially from this outlook. See Special Note Regarding Forward-Looking and Cautionary Statements below.

Last Twelve-Month Financial Comparison

A comparison of key financial metrics for the trailing twelve-month periods ended March 31, 2023 and 2024:

($ in millions)
Metric	LTM Q1 2023	LTM Q1 2024	Delta	% Improvement
Revenue	188	288	100	53%
Gross Profit % Margin	12 6%	87 30%	75	629%
Adjusted EBITDA % Margin	(60) (32%)	4 1%	64	107%
Operating Income % Margin	(80) (42%)	(28) (10%)	52	65%
Net Loss % Margin	(80) (43%)	(31) (11%)	49	61%
Total CAPEX	213	152	(61)	29%

Conference Call and Webcast Notification

A conference call with Aspen management to discuss first quarter 2024 results and recent business developments will be held Thursday, May 2, 2024 at 8:30 a.m. ET. During the call, management will respond to questions concerning, but not limited to, Aspen's financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.

Shareholders and other interested parties may call +1 (833) 470-1428 (domestic) or +1 (929) 526-1599 (international) and reference conference ID "917527" to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast hosted at the Investors section of Aspen's website, www.aerogel.com.

Following the live event, an archived version of the webcast will be available on Aspen's website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen's website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides an additional financial metric that is not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measure does not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that this non-GAAP financial measure reflects Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that this non-GAAP financial measures provides useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. This non-GAAP measure may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measure does not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility, and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. Aspen Battery Materials, the Company's carbon aerogel initiative, seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of EVs. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Aspen is headquartered in Northborough, Mass. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s 2024 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s 2024 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s expectations about capacity, revenue, revenue capacity, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net loss, Adjusted EBITDA, Adjusted EBITDA margin and related decreases, improvements, timing, variability or trends; beliefs about higher than expected demand from the EV market and how it may enable a path to profitability, expectations about improvement in ability to absorb fixed costs and reduction of conversion costs as a percentage of sales and the same leading to target revenue capacity and gross margins and Adjusted EBITDA margins; Aspen’s expectations regarding the planned second manufacturing plant in Georgia (“Plant II”), the extended construction and commissioning timeframe for Plant II, Aspen’s efforts to manage the construction of Plant II to align with our expectations of demand from EV customers, and the use of contract manufacturers to meet demand from Energy Industrial customers; beliefs about the general strength, weakness or health of Aspen’s business; acceleration in demand; beliefs about current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; beliefs about the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen’s business; beliefs about the role of Aspen’s technology and opportunities in the electric vehicle market; beliefs about Aspen’s ability to provide and deliver products and services to electric vehicle customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s electric vehicle opportunities, including the EV thermal barrier business; beliefs about revenue growth and profitability; beliefs about the performance of PyroThin® including its ability to mitigate the propagation of thermal runaway in electric vehicles; beliefs about Aspen’s ability to expand the market for PyroThin®, to achieve design wins, to commence shipments of production parts, and to become an industry standard solution for thermal runaway management; beliefs about Aspen’s thermal barrier design, prototype, quoting and assembly activities; and expectations about the cost of the capital projects, including Plant II; and beliefs about the Company’s pending application with the DOE seeking a loan pursuant to the DOE LPO's ATVM. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute the growth plan, inability to continue construction of Plant II and to do so at a cost consistent with Aspen’s estimates and aligned with Aspen’s expectations of demand from our EV customers; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; Aspen’s inability to create customer or market opportunities for, including PyroThin®; any other battery performance and safety products, battery materials or for other new products developed from Aspen’s aerogel technology; any disruption or inability to achieve expected capacity levels in any of the three existing production lines in East Providence, RI or the Mexico assembly facility or at any contract manufacturer; any failure to enforce any of Aspen’s patents; the general economic conditions and cyclical demands in the markets that Aspen serves; and the other risk factors discussed under the heading “Risk Factors” in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the Securities and Exchange Commission (“SEC”) on March 7, 2024, as well as any updates to those risk factors filed from time to time in Aspen’s subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Investor Relations & Media Contacts:

Neal Baranosky

Phone: (508) 691-1111 x 8

nbaranosky@aerogel.com

Georg Venturatos / Jared Gornay

Gateway Group

ASPN@gateway-grp.com

Phone: (949) 574-3860

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31,	December 31,
	2024	2023
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$101,461	$139,723
Restricted cash	157	248
Accounts receivable, net	84,029	69,995
Inventories	45,750	39,189
Prepaid expenses and other current assets	23,708	17,176
Total current assets	255,105	266,331
Property, plant and equipment, net	422,736	417,227
Operating lease right-of-use assets	16,824	17,212
Other long-term assets	3,324	2,278
Total assets	$697,989	$703,048
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,713	$51,094
Accrued expenses	12,762	22,811
Deferred revenue	3,130	2,316
Finance obligation for sale and leaseback transactions	1,206	-
Operating lease liabilities	1,769	1,874
Total current liabilities	63,580	78,095
Convertible note - related party	118,030	114,992
Finance obligation for sale and leaseback transactions long-term	3,556	-
Operating lease liabilities long-term	21,620	21,906
Total liabilities	206,786	214,993
Stockholders’ equity:
Total stockholders’ equity	491,203	488,055
Total liabilities and stockholders’ equity	$697,989	$703,048

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2024	2023
	(In thousands, except share and per share data)

Revenue	$94,501	$45,586
Cost of revenue	59,358	40,500
Gross profit	35,143	5,086
Operating expenses:
Research and development	4,489	4,099
Sales and marketing	8,303	7,713
General and administrative	17,213	12,182
Impairment of equipment under development	2,702	-
Total operating expenses	32,707	23,994
Income (loss) from operations	2,436	(18,908)
Other income (expense)
Interest expense, convertible note - related party	(3,038)	(275)
Interest income (expense)	(477)	2,387
Total other income (expense)	(3,515)	2,112
Loss before income tax expense	(1,079)	(16,796)
Income tax expense	(756)	-
Net loss	$(1,835)	$(16,796)
Net loss per share:
Basic and diluted	$(0.02)	$(0.24)
Weighted-average common shares outstanding:
Basic and diluted	75,762,893	69,162,739

Analysis of Cash Flow

The following table summarizes our cash flows for the periods indicated.

Three Months Ended
March 31, 2024
(In thousands)
Net cash provided by (used in):
Operating activities	$(17,749)
Investing activities	(25,863)
Financing activities	5,259
Net (decrease) increase in cash	(38,353)
Cash, cash equivalents and restricted cash at beginning of period	139,971
Cash, cash equivalents and restricted cash at end of period	$101,618

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Loss

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three months ended March 31, 2024 and 2023:

	Three Months Ended
	March 31,
	2024	2023
	(In thousands)
Net loss	$(1,835)	$(16,796)
Depreciation and amortization	5,786	2,704
Stock-based compensation	4,706	2,267
Other expense (income)	3,515	(2,112)
Income tax expense	756	-
Adjusted EBITDA	$12,928	$(13,937)

For the trailing twelve months ended March 31, 2024 and 2023:

	Last Twelve Months
	March 31,
	2024	2023
	(In thousands)
Net loss	$(30,850)	$(80,050)
Depreciation and amortization	18,400	9,797
Stock-based compensation	13,393	9,824
Other expense	2,235	521
Income tax expense	756	-
Adjusted EBITDA	$3,934	$(59,908)

For the 2024 full year financial outlook:

	Year Ending
	December 31, 2024
	Current	Prior
	(In thousands)
Net income (loss)	$2,000	$(23,000)
Depreciation and amortization	30,000	30,000
Stock-based compensation	14,000	14,000
Other expense, net and income tax expense	9,000	9,000
Adjusted EBITDA	$55,000	$30,000